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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") made as of this 31st day of October 2001 by and between The A Consulting Team, Inc., a New York corporation with its principal place of business at 200 Park Avenue South, New York, New York 10003 ("TACT") and Pamela Fredette (the "Employee").

         WHEREAS, Employee has enjoyed a successful career in the information technology sector, and is a seasoned executive with public company experience; and

         WHEREAS, TACT desires to employ the Employee and the Employee is willing to undertake such employment, and the parties hereto wish to set forth certain terms of the Employee's employment with TACT;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto do agree as follows:

1. Employment. TACT hereby employs Employee, and Employee hereby accepts such employment, as President and Chief Operating Officer ("collectively hereinafter Executive") of TACT, upon the terms and subject to the conditions contained herein. As an Executive, Employee shall have full authority and direct responsibility for day-to-day operations of TACT and shall report to the Chief Executive Officer.

2.   Duties.

         A. The Employee shall perform all duties commensurate with the Employee's position and which are assigned by the Chief Executive Officer of TACT, or his designee. Employee will be based in the metropolitan New York area, and TACT will provide Employee with an office and appropriate computer and communications at its offices in that area.



         B. Throughout Employee's employment hereunder, the Employee shall devote Employee's full time, attention, knowledge and skills during normal business hours in furtherance of the business of TACT and will faithfully, diligently, and to the best of Employee's ability, perform the duties described above and further TACT's best interests.

         C. During Employee's employment, the Employee shall not knowingly engage, and shall not knowingly solicit any employees of TACT, or its subsidiaries or other affiliates to engage, in any commercial activities which are in any way in competition with the activities of TACT, or which in any way materially interface with the performance of Employee's duties or responsibilities to TACT.

         D. The Employee shall at all times be subject to, observe and carry out such reasonable rules, regulations, policies, directions and restrictions as TACT, consistent with Employee's rights and duties under this Agreement, may from time to time establish and those imposed by law, provided that the same are generally applicable to all similarly situated employees.
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3.       Employee  Covenants.  In order to induce TACT to enter into this
         Agreement,  the Employee  hereby  agrees as follows:

         A. Except when she is directed to do otherwise by Chief Executive Officer of TACT, his designee, or any successor to him, and except as required by law, court order or subpoena, the Employee shall keep confidential and shall not divulge to any other person or entity, during the term of the Employee's employment or thereafter, any of the business secrets or other confidential information regarding TACT or its subsidiaries
                  (i) which have not otherwise become public knowledge, (ii) which are already known to Employee or learned by Employee form independent sources, or which have been disclosed by TACT to others without substantial restriction on further disclosure.

         B. All papers, books and records of every kind and description relating to the business and affairs of TACT, whether or not prepared by the Employee, shall be the sole and exclusive property of TACT, and Employee shall surrender them to TACT at any time upon request by the Chief Executive Officer.

         C. During the term of employment by TACT or one of its subsidiary companies, Employee shall devote substantially all of Employee's time, attention and energies during normal working hours to the performance of the business of TACT, and Employee shall not, directly or indirectly, alone or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits which materially interfere with the performance of Employee's duties as an Employee of TACT.

4. Compensation. As full compensation for Employee's services hereunder and in exchange for Employee's promises contained herein, TACT shall compensate the Employee in the manner set forth below. The amounts set forth below shall be subject to any withholding or other deductions required by law.

         A. For the period beginning on October 31, 2001 and ending October 31, 2004, Employee shall receive a biweekly salary of $11,458.33 ($275,000 per year), paid in accordance with TACT policy. TACT in its sole discretion may increase Employee's salary during the term of this Agreement.

         B.       Commissions and Bonuses.
                  Employee shall be eligible to receive commissions and annual bonuses in accordance with the incentive compensation plan that will be jointly developed between Employee and TACT.

         C. Vacation. Employee shall be entitled to sick days and personal days in accordance with TACT's then current PTO policy.

         D. Benefits. Employee shall be eligible for TACT's customary group benefits programs.

         E. Stock Options. Upon approval by the Board of Directors, TACT has or will grant to Employee options to purchase shares of TACT Common Stock in accordance with the terms of TACT's Stock Option and Award Plan and Employee's Stock Option Award Agreement(s). In addition, Employee will be eligible to receive additional stock option grants in amounts to be determined by the Board of Directors on each anniversary of this Agreement, provided, Employee meets the financial goals jointly established between TACT and Employee.
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5.       Non-competition.

         A. In any event, for a period of one (1) year after the termination of this Agreement or for a period of one (1) year after cessation of Employee's employment with TACT for any reason (including termination of employment by TACT without Cause), whichever period is longer, Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit the employment of, or hire, any employee of TACT, or any TACT subsidiary, or cause any such employee to terminate the employee's relationship with TACT, or any TACT subsidiary, without the prior written approval of TACT. Employee acknowledges and agrees that Employee's employment may extend beyond the termination date of this Agreement, and that Employee's obligations hereunder begin upon termination of employment, and not upon the expiration date of this Agreement.

              B. In any event, for a period of one (1) year after the termination of this Agreement or for a period of (1) year after cessation of Employee's employment with TACT for any reason (including termination of employment by TACT without Cause), whichever period is longer, Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit any of the accounts of TACT with which customers Employee was directly involved unless such solicitation is undertaken on behalf of a business venture which does not compete, directly or indirectly, with the products or services owned, sold, manufactured, marketed, provided or developed by TACT and its subsidiaries during Employee's employment with TACT. For the purposes of this subsection, a business shall be deemed to be in competition with TACT and its subsidiaries only if the products or services of such business are substantially similar in purpose, function or capability to the products or services then being developed, manufactured, marketed, provided or sold by TACT or a TACT subsidiary. Employee acknowledges and agrees that Employee's employment may extend beyond the termination date of this Agreement, and that Employee's obligations hereunder begin upon termination of employment, and not upon the expiration date of this Agreement. The parties agree that the provisions of Section 5 regarding Non-Competition shall not apply to Employee's existing relationships with the clients listed on Attachment A if Employee's employment terminates for any reason during the first twelve months of Employee's employment. Thereafter, the provisions of this paragraph will apply to Employee in all respects including those customers listed on Attachment A.

              C. If TACT terminates this Agreement without Cause, the provisions of this Paragraph 5 shall be enforceable against the Employee only if TACT pays Employee the compensation set forth in Paragraph 4.A above for a period of one (1) year.

              D. The parties agree that the Employee's services are unique, and that any breach or threatened breach of the provisions of this Agreement will cause irreparable injury to TACT and that money damages will not provide an adequate remedy. Accordingly, TACT shall, in addition to other remedies provided by law, but subject nonetheless to the terms and conditions of this Agreement, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of this Agreement against the Employee or any person or entity participating in such breach or threatened breach. Nothing contained herein shall be construed as prohibiting TACT from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach including any recovery of damages from the Employee and the immediate termination of Employee's employment.
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The provisions of this Section 5 shall survive termination of this Agreement.

6.       Duration and Termination.

         A. Duration. The term of this Agreement shall commence on October 31, 2001, and shall terminate on October 31, 2004, unless earlier terminated pursuant to the provisions hereof.

         B. Termination Upon Death of Employee. This Agreement shall immediately terminate, and all rights, benefits and obligations hereunder shall cease, in the event of Employee's death, except such rights of Employee which have accrued as of the date of death.

         C. Termination Upon Disability of Employee. In the event that a mutually acceptable physician determines that the Employee is unable to substantially perform Employee's usual and customary duties under this Agreement for more than three (3) months in any calendar year, this Agreement shall immediately terminate and all rights, benefits and obligations hereunder shall cease, except such rights of Employee which have accrued as of the date of disability. In such event, the provisions of Paragraph 5 shall not be enforceable against Employee.

         D. Termination by the Company for Reasons Other Than Cause. In the event of the termination of this Agreement by TACT for any reason other than "Cause" (as hereinafter defined), the Employee shall be entitled (without any obligation on the part of the Employee to mitigate damages) to continuation of the salary provided in Paragraph 5 Subpart (C). Continuation of the salary and the benefits hereunder shall not constitute continuation of employment for the purposes of Paragraph 5.

         E. Termination By Employee. In the event TACT has willfully and materially breached its obligations under this Agreement, and if such breach continues unremedied for fifteen (15) days after written notice thereof to TACT specifying the breach and requesting that it be remedied, Employee shall have the right to terminate this Agreement. In such event, the provisions of Paragraph 5 shall not be enforceable against Employee unless TACT pays Employee the compensation set forth in Paragraph 4.A above for a period of one (1) year. Employee may also terminate Employee's employment for "Good Reason" (as defined below) during the term of this Agreement. For purposes of this Agreement, Good Reason shall mean a direct or indirect change in the ownership or control of Company by purchase, merger, consolidation, reorganization, lease, exchange, transfer or sale of all or substantially all of the assets and/or outstanding stock of the Company (in one transaction or a series of transactions) or taking the Company private or any other business transaction involving Company or any combination of the foregoing transactions which results in any material demotion of Employee and/or material reduction in Employee's authority or responsibilities or physical relocation of Employee's position outside the New York/New Jersey area.
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                  In the event Employee terminates this Agreement for Good
                  Reason, the provisions of Paragraph 5 shall not be enforceable against Employee unless TACT pays Employee the compensation set forth in Paragraph 4A above for a period of one (1) year.

F. Termination by Company for Cause. The Company shall have the right to terminate this Agreement in any of the following events, each of which shall constitute "Cause". Termination under this subsection (F) shall be without damages or liability to the Employee for compensation and other benefits which would have accrued hereunder after termination; provided however, and notwithstanding anything to the contrary herein, any rights and benefits of Employee which have accrued prior to such termination shall not be affected by such termination. Cause is defined as:

                        (i) the Employee's willful and material breach in respect of her duties under this Agreement if such breach continues unremedied for fifteen
                                  (15) days after written notice thereof to the Employee specifying the acts constituting and requesting that they be remedied;

                        (ii) fraud committed in connection with Employee's employment, or theft, misappropriation or embezzlement of TACT;

                        (iii) a conviction, plea of nolo contendere, plea to a lessor charge in lieu of a felony, of a felony, a crime involving fraud or misrepresentation, or any other crime, the effect of which is likely to materially adversely affect TACT;

                        (iv) intentional violation of any Law which results in material liability to TACT; and

                        (v) abuse of alcohol or other drugs, or the illegal use of drugs, which materially interferes with the performance by Employee of Employee's duties hereunder.

7. Successors and Assigns. The rights and obligations of TACT hereunder shall run in favor of and shall be binding upon TACT, its successors, assigns, nominees or other legal representatives. Termination of Employee's employment shall not operate to relieve Employee of any remaining obligations hereunder. Employee acknowledges that TACT may assign its obligation under this Agreement to a TACT subsidiary without the consent of Employee, provided however that the assignee agrees to be bound by the terms and conditions of this Agreement; and provided further that TACT in the event of any such assignment shall not be relieved of its obligations under this Agreement. Employee may not assign Employee's rights and obligations hereunder.

8. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

         A. if to TACT, to Chief Executive Officer, The A Consulting Team, Inc., 200 Park Avenue South, New York, New York 10003; and

         B. if to the Employee, to Pamela Fredette, 6 Horizon Road, Apt. 2001, Fort Lee, New Jersey 07024.

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.
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9.       Severability. If any provisions of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

10. Prior Understanding. This Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing, signed by both parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

11. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

12. Choice of Laws. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New Jersey, and this Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to principles of conflicts of law thereunder.

13. Attorney Fees. In the event of any litigation between the parties hereto, the prevailing party shall be entitled to all of its costs incurred in such litigation, including reasonable attorney's fees.

14. Nonwaiver. The waiver of any violation or breach of this Agreement by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of this Agreement.

SIGNATURE PAGE FOLLOWS



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                                 Signature Page
                              EMPLOYMENT AGREEMENT
                                 Pamela Fredette

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



THE A CONSULTING TEAM, INC.                          EMPLOYEE


By: /s/ Shmuel BenTov                                /s/ Pamela Fredette
     Shmuel BenTov                                   Pamela Fredette

Its:  Chairman and Chief Executive Officer